Exhibit 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective as of this 18th day of December, 2019 (the “Amendment Effective Date”), by and between The Bank of Princeton (“TBOP”) and Daniel O’Donnell (the “Employee”) (each a “Party,” and together, the “Parties”).

WHEREAS, the Employee is employed by TBOP pursuant to the terms set forth in an employment agreement dated December 6, 2018 (the “Agreement”);

WHEREAS, in accordance with Section 4(b) of the Agreement, the Employee participates in incentive compensation programs sponsored by TBOP which provide for benefits in the form of TBOP common stock and cash; and

WHEREAS, the Parties wish to amend the terms of the Agreement as specified herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment. The first sentence of Section 9(b)(i) of the Agreement is deleted in its entirety and replaced with the following new sentence:

“(i) The EMPLOYEE shall receive a lump sum cash payment equal to two (2) times: (A) the EMPLOYEE’S Annual Salary then in effect, plus (B) the average of the three (3) highest annual cash or stock bonuses paid to the EMPLOYEE under a short-term incentive program maintained by TBOP during the Term.”

2. Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

3. Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or electronic means, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all Parties hereto, notwithstanding that all the Parties shall not have signed the same counterpart.

4. Full Force and Effect. To the extent the terms and conditions of the Agreement are not expressly modified, altered, or amended by this Amendment, the Parties agree that the terms and conditions will remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement as of the Amendment Effective Date.

TBOP:	EMPLOYEE:
The Bank of Princeton	Daniel O’Donnell

By: /s/ Richard Gillespie	By: /s/ Daniel O’Donnell
Name: Richard Gillespie	Name: Daniel O’Donnell

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